As filed with the Securities and Exchange Commission on June 29, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERACTIVE INTELLIGENCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Indiana	45-1505676
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7601 Interactive Way, Indianapolis, IN (Address of Principal Executive Offices)	46278 (Zip Code)

INTERACTIVE INTELLIGENCE GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED
(Full title of the plan)

Ashley A. Vukovits
Chief Financial Officer, Senior Vice President of Administration,
Secretary and Treasurer
Interactive Intelligence Group, Inc.
7601 Interactive Way
Indianapolis, Indiana 46278
(Name and address of agent for service)

(317) 872-3000
(Telephone number, including area code, of agent for service)

Copy to:
Janelle Blankenship
Faegre Baker Daniels LLP
600 E. 96th Street, Suite 600
Indianapolis, Indiana 46240
(317) 569-9600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑                             Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)    Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value per share	300,000	$40.09	$12,027,000	$1,211.12
(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sales prices of the Common Stock as reported by The NASDAQ Global Select Market on June 24, 2016.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
OF FORM S-8 “REGISTRATION OF ADDITIONAL SECURITIES”

This Registration Statement relates to the registration of 300,000 additional shares of Common Stock, $0.01 par value per share, of Interactive Intelligence Group, Inc., as the successor registrant to Interactive Intelligence, Inc. (“ININ Group” or the “Registrant”) reserved for issuance and delivery under the Interactive Intelligence Group, Inc. Employee Stock Purchase Plan, as amended and restated and assumed by ININ Group (the “ESPP”).  The increase in the number of shares authorized to be issued under the ESPP was approved by the Registrant’s shareholders on May 18, 2016.  Pursuant to (a) a Form S-8 Registration Statement filed by the Registrant on March 31, 2000 and amended on July 12, 2011, and (b) a  Form S-8 Registration Statement filed by the Registrant on November 16, 2005 and amended on July 12, 2011, the Registrant has previously registered 750,000 shares of Common Stock reserved for issuance under the ESPP. The contents of these Form S-8 Registration Statements, as amended (File Nos. 333-33734 and 333-129732) are incorporated herein by reference pursuant to General Instruction E to the Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on June 29, 2016.

Interactive Intelligence Group, Inc. (Registrant).

By:	/s/ Donald E. Brown, M.D.
Donald E. Brown, M.D.
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby authorizes Donald E. Brown, M.D. and Ashley A. Vukovits, each with full power of substitution, attorney-in-fact to execute in the name and on behalf of such person any amendment to this Registration Statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names.

Signature	Title	Date
/s/ Donald E. Brown, M.D. Donald E. Brown, M.D.	Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)	June 29, 2016
/s/ Ashley A. Vukovits Ashley A. Vukovits	Chief Financial Officer, Senior Vice President of Administration, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 29, 2016
/s/ Mitchell E. Daniels, Jr. Mitchell E. Daniels, Jr.	Director	June 29, 2016
/s/ Edward L. Hamburg, Ph.D. Edward L. Hamburg, Ph.D.	Director	June 29, 2016
/s/ Michael C. Heim Michael C. Heim	Director	June 29, 2016
/s/ Mark E. Hill Mark E. Hill	Director	June 29, 2016
/s/ Richard A. Reck Richard A. Reck	Director	June 29, 2016

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date	Filed Herewith
4.1	Articles of Incorporation of the Company, as currently in effect	S-4/A (Registration No. 333-173435)	Annex II to the Proxy Statement / Prospectus	4/27/2011

4.2	By-Laws of the Company, as currently in effect	S-4/A (Registration No. 333-173435)	Annex III to the Proxy Statement / Prospectus	4/27/2011

4.3	Interactive Intelligence Group, Inc. Employee Stock Purchase Plan, As Amended and Restated	8-K	10.2	5/20/2016

5	Opinion of Faegre Baker & Daniels LLP				X

23.1	Consent of KPMG LLP				X

23.2	Consent of Faegre Baker & Daniels LLP (included in the Opinion of Faegre Baker & Daniels LLP filed as Exhibit 5)				X

24	Powers of Attorney (included on the Signature Page of this Registration Statement)				X